Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price((1)(2)(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	457(o)			$5,750,000	$92.70 per million	$534

	Total Offering Amounts							$534
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$534

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

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